Exhibit 99.3

Schedule 3

For the period beginning 60 days prior to the event which requires the filing of this statement, the Reporting Persons set forth below effected the following transactions in B Shares on the Mexican Stock Exchange. The prices below reflect the price paid (in US$ based upon the Exchange Rate published by the Banco de México on the trade date) by the purchasers per B Share on the relevant trade date.

Reporting Person	Type of Transaction	Trade Date	Number of Shares	Price per Share
Control Empresarial	Purchase	11/15/2024	8,000,000	$0.76
Control Empresarial	Purchase	11/19/2024	5,000,000	$0.758	(1)
Control Empresarial	Purchase	11/20/2024	6,000,000	$0.75	(2)
Control Empresarial	Purchase	11/21/2024	5,000,000	$0.755	(3)
Control Empresarial	Purchase	11/22/2024	9,000,000	$0.757	(4)
GFI Mutual Funds	Purchase	11/22/2024	6,000,000	$0.754	(5)
GFI Pension Funds	Purchase	11/22/2024	1,750,000	$0.756	(6)
Control Empresarial	Purchase	11/25/2024	15,000,000	$0.746	(7)
Control Empresarial	Purchase	11/26/2024	9,000,000	$0.737	(8)
Control Empresarial	Purchase	11/27/2024	10,000,000	$0.742	(9)
Control Empresarial	Purchase	11/28/2024	3,000,000	$0.742	(10)
Control Empresarial	Purchase	11/29/2024	9,000,000	$0.742	(11)
Control Empresarial	Purchase	12/02/2024	10,000,000	$0.746	(12)
Control Empresarial	Purchase	12/03/2024	8,000,000	$0.753	(13)
Control Empresarial	Purchase	12/04/2024	5,000,000	$0.76	(14)
Control Empresarial	Purchase	12/05/2024	5,000,000	$0.76
Control Empresarial	Purchase	12/06/2024	5,000,000	$0.75	(15)
Control Empresarial	Purchase	12/09/2024	6,500,000	$0.757	(16)
Control Empresarial	Purchase	12/10/2024	5,000,000	$0.754	(17)
Control Empresarial	Purchase	12/11/2024	5,000,000	$0.752	(18)
Control Empresarial	Purchase	12/13/2024	10,000,000	$0.75
Control Empresarial	Purchase	12/16/2024	12,500,000	$0.738	(19)
Control Empresarial	Purchase	12/17/2024	7,500,000	$0.746	(20)

1. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the Securities and Exchange Commission (“SEC”), upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (1).

2. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (2).

3. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (3).

4. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (4).

5. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (5).

6. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (6).

7. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.74 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (7).

8. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.73 to $0.74 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (8).

9. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.74 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (9).

10. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.74 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (10).

11. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.73 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (11).

12. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.74 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (12).

13. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (13).

14. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.77 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (14).

15. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (15).

16. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (16).

17. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.75 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (17).

18. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.74 to $0.76 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (18).

19. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.73 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (19).

20. Weighted average price. These shares were purchased in multiple transactions at prices ranging from $0.73 to $0.75 inclusive. The reporting persons undertake to provide the issuer, any security holder of the issuer, or the staff of the SEC, upon request, full information regarding the shares purchased at each separate price within the range set forth in this footnote (20).